Exhibit 11
Coopers & Lybrand


                       Consent of Independent Accountants


To the Trustees of Scudder Municipal Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 32 to the Registration Statement of Scudder Municipal Trust on Form N-1A, of our reports dated February 3, 1997, and February 12, 1997, respectively, on our audits of the financial statements and financial highlights of Scudder Managed Municipal Bonds and Scudder High Yield Tax Free Fund, which reports are included in the Annual Reports to Shareholders for the period ended December 31, 1996 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.



We also consent to the reference to our Firm under the caption, "Experts."


                                                   /s/Coopers & Lybrand L.L.P.
                                                   ---------------------------
Boston, Massachusetts                                 Coopers & Lybrand L.L.P.
April 25, 1997